FOR IMMEDIATE RELEASE
---------------------

March 16, 2004


      ANDREA ELECTRONICS ANNOUNCES FOURTH QUARTER AND YEAR END 2003 RESULTS
      ---------------------------------------------------------------------
     SEQUENTIAL AND COMPARATIVE REVENUES ARE IMPROVING, LOSSES ARE NARROWING

MELVILLE, NEW YORK, MARCH 16, 2004 - Andrea Electronics Corporation (AMEX: AND) today reported that revenues for the quarter ended December 31, 2003 were approximately $1.4 million, versus revenues of $1.2 million, which were restated to exclude sales from discontinued operations, in the same quarter in 2002. The discontinued Aircraft Products division was sold by the Company on April 11, 2003. Net loss attributable to common shareholders for the quarter ended December 31, 2003 was approximately $3.7 million, or a basic and diluted loss per share of $0.14, compared to a net loss of approximately $1.5 million, or a basic and diluted loss per share of $0.07, for the quarter ended December 31, 2002. The loss attributable to common shareholders for the quarter ended December 31, 2003 included a non-cash impairment charge of approximately $2.7 million predominately relating to the determination that the carrying value of the Andrea DSP Microphone and Audio Software Core Technology exceeded its fair value. Excluding this impairment charge, the Company's net loss attributable to common shareholders for the quarter ended December 31, 2003 was approximately $0.9 million, or a basic and diluted loss per share of $0.03.

Revenues were approximately $5.1 million for the year ended December 31, 2003, versus revenues of $3.9 million, which were restated to exclude sales from discontinued operations, in the same period in 2002. Net loss attributable to common shareholders for the year ended December 31, 2003 was approximately $4.7 million, or a basic and diluted loss per share of $0.20, compared to a net loss of approximately $21.1 million, or a basic and diluted loss per share of $1.12, for the year ended December 31, 2002. In the year ended December 31, 2003, the Company recorded a $2.7 million non-cash impairment charge, as well as income from discontinued operations of the Aircraft Products division of approximately $2.5 million. Excluding the non-cash impairment charge, the Company's net loss attributable to common shareholders for the year ended December 31, 2003 was approximately $2.0 million, or a basic and diluted loss per share of $0.08. In the year ended December 31, 2002, the Company recorded a $1.8 million non-cash charge to provision for income taxes and an impairment charge of approximately $12.5 million relating to the determination that the carrying value of the Andrea DSP Microphone and Audio Software business unit exceeded its fair value. Excluding these non-cash charges, the Company's net loss attributable to common shareholders for the year ended December 31, 2002 was approximately $6.9 million, or a basic and diluted loss per share of $0.36.

"Revenues in the fourth quarter of 2003 increased 22% from both the fourth quarter of last year and the third quarter of this year while full year revenues increased 30%," stated Corisa L. Guiffre, Vice President and Chief Financial Officer. "In addition, combined research and development costs and general, administrative and selling expenses declined 21% for the full year and decreased 25% this quarter as compared to the same quarter last year. As a result, our losses are narrowing which is certainly an encouraging sign," Ms. Guiffre concluded.

"In November 2003, I outlined a number of strategic initiatives for Andrea which revolved around balance sheet restructurings, asset and technology rationalizations, further expense reductions and broader and deeper sales channel penetrations," stated Paul. E. Donofrio, President and Chief Executive Officer. "As previously reported in February 2004, a group of new investors were brought into the Company which resulted in a successful balance sheet conversion of a restrictive mezzanine position into permanent equity and which provided for $2.5 million of critical new equity financing for Andrea. In addition, our Lamar Signal Processing operation in Israel has been transformed and streamlined into an engineering and customer support center. The Company needed to place less emphasis on research and development, since most of the core technology is already embedded in our portfolio of products, and focus more heavily on sales and marketing since expansion of our top line remains a key strategic goal for Andrea Electronics," Mr. Donofrio concluded.

ANDREA ELECTRONICS ANNOUNCES FOURTH QUARTER AND YEAR END 2003 RESULTS
PAGE 2


During the fourth quarter ended December 31, 2003, total revenues increased 22% over the same period in 2002. For the fourth quarter of 2003, Andrea Anti-Noise Products revenues were approximately $0.8 million compared to $0.5 million for the fourth quarter of 2002. For the fourth quarter of 2003, Andrea DSP Microphone and Audio Software Products revenues were approximately $0.6 million compared to $0.7 for the fourth quarter of 2002. During the year ended December 31, 2003, total revenues increased approximately 30% over the same period in 2002. For the year ended December 31, 2003, Andrea Anti-Noise Products revenues were approximately $2.8 million compared to $2.3 million for the same period in 2002. For year ended December 31, 2003, Andrea DSP Microphone and Audio Software Products revenues were approximately $2.3 million compared to $1.6 million for the same period in 2002. The increases in the Andrea Anti-Noise Products revenues are predominately related to an increasing number of businesses utilizing distance learning and on-line collaboration software which uses our noise canceling headset products as well as higher sales to OEM customers. The annual increase in the Andrea DSP Microphone and Audio Software Products revenues is primarily attributable to the recognition of deferred revenue relating to our licensing agreements with Analog Devices Inc.

At December 31, 2003, we had total cash and cash equivalents of approximately $1.7 million. Total assets were approximately $9.5 million with total current assets of approximately $4.2 million. Total liabilities were approximately $5.3 million with total current liabilities of approximately $4.4 million. Total shareholder's deficit at December 31, 2003 was approximately $2.5 million.

ABOUT ANDREA ELECTRONICS

Andrea Electronics Corporation designs, develops and manufactures audio technologies and equipment for enhancing applications that require high performance and high quality voice input. The Company's patented Digital Super Directional Array (DSDA(R)), patent-pending Directional Finding and Tracking Array (DFTA(R)), patented PureAudio(R), and patented EchoStop(TM) far-field microphone technologies enhance a wide range of audio products to eliminate background noise and ensure the optimum performance of voice applications. Visit Andrea Electronics' website at www.AndreaElectronics.com or call 1-800-442-7787.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "plans," "seeks," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve matters that are subject to certain risks, uncertainties and assumptions that are difficult to predict, including economic, competitive, governmental, technological and other factors, that may affect the business and prospects of Andrea Electronics Corporation (the "Company"). The Company cautions investors about the following significant factors, which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and could cause them to differ materially from those expressed in any forward-looking statements: the rate at which Andrea Anti-Noise, DSDA, DFTA and other Andrea technologies are accepted in the marketplace; the competitiveness of Andrea Anti-Noise, DSDA, DFTA and other Andrea products in terms of technical specifications, quality, price, reliability and service; the sufficiency of the Company's funds for research and development, marketing and general and administrative expenses; infringement and other disputes relating to patents and other intellectual property rights held or licensed by the Company or third parties; the Company's continuing ability to enter and maintain collaborative relationships with other manufacturers, software authoring and publishing companies, and distributors; the emergence of new competitors in the marketplace; the Company's ability to compete successfully against established competitors with greater resources; the uncertainty of future governmental regulation; the Company's ability to obtain additional funds; and general economic conditions. No assurance can be given that the Company will achieve any material sales or profits from the products introduced in this release. These and other similar factors are discussed under the heading "Cautionary Statement Regarding Forward-looking statements" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K and in the Company's Annual Report to shareholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.

Andrea Electronics Announces Fourth Quarter and Year End 2003 Results
Page 3

ANDREA ELECTRONICS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                       For the Quarter Ended             For the Years Ended
                                                                       ---------------------             -------------------
                                                                            December 31,                     December 31,
                                                                            ------------                     ------------
                                                                      2003               2002           2003              2002
                                                                      ----               ----           ----              ----
                                                                                     (restated)*                        (restated)*

Revenues
      Net Product Revenues                                     $    1,011,942    $      749,751   $    3,452,744    $    2,981,294
      License Revenues                                                416,670           416,670        1,666,680           953,356
                                                               --------------    --------------   --------------    --------------
         Revenues                                                   1,428,612         1,166,421        5,119,424         3,934,650
Cost of revenues                                                      792,098           861,983        2,734,077         2,564,528
                                                               --------------    --------------   --------------    --------------
         Gross margin                                                 636,514           304,438        2,385,347         1,370,122
Research and development expenses                                     585,988           869,349        2,763,966         3,239,627
General, administrative and selling expenses                          951,551         1,189,497        3,911,174         5,241,966
Impairment of intangible assets                                     2,733,230              -           2,733,230             -
                                                               --------------    --------------   --------------    --------------
         Loss from operations                                      (3,634,255)       (1,754,408)      (7,023,023)       (7,111,471)
                                                               ---------------   --------------   ---------------   --------------

Other income
      Interest income (expense)                                         1,248             6,019           42,287            (7,519)
      Rent and miscellaneous income (expense)                          65,734            (3,115)         174,245            31,257
                                                               --------------    ---------------  --------------    --------------
         Other Income                                                  66,982             2,904          216,532            23,738
                                                               --------------    --------------   --------------    --------------

         Loss from continuing operations before provision
             for income taxes and cumulative effect of
             change in accounting principle for goodwill           (3,567,273)       (1,751,504)      (6,806,491)       (7,087,733)
Provision for income taxes                                           -                 -                -               (1,806,615)
                                                               --------------    --------------   --------------    --------------
         Loss from continuing operations before cumulative
             effect of change in accounting principle for
             goodwill                                              (3,567,273)       (1,751,504)      (6,806,491)       (8,894,348)
Income from discontinued operations                                  -                  367,194        2,534,824           687,892
Cumulative effect of change in accounting principle for
   goodwill, net of $0 Tax                                           -                 -                -              (12,458,872)
                                                               --------------    --------------   --------------    --------------
         Net loss                                                  (3,567,273)       (1,384,310)      (4,271,667)      (20,665,328)
Preferred stock dividends                                              83,504           108,841          417,686           466,695
                                                               --------------    --------------   --------------    --------------
         Net loss attributable to common shareholders           $  (3,650,777)   $   (1,493,151)   $  (4,689,353)   $  (21,132,023)
                                                               ===============   ==============   ===============   ==============


Basic and diluted (loss) income per share:


    Loss from continuing operations attributable to common
      shareholders before cumulative effect of change in
      accounting principle for goodwill                         $       (0.14)   $       (0.09)   $       (0.31)    $       (0.50)
    Income from discontinued operations                                   -               0.02             0.11              0.04
    Cumulative effect of change in accounting principle for
      goodwill, net                                                       -                 -                -              (0.66)
                                                               --------------    --------------   --------------    --------------
    Net loss attributable to common shareholders               $       (0.14)    $       (0.07)   $       (0.20)    $       (1.12)
                                                               ==============    =============    ==============    =============

Shares used in computing net loss per share - Basic and
   Diluted                                                         26,524,994        20,320,427       23,727,767        18,851,317
                                                               ==============    ==============   ==============    ==============




*Restated to reflect discontinued operations relating to the Aircraft Communications Products Division




ANDREA ELECTRONICS ANNOUNCES FOURTH QUARTER AND YEAR END 2003 RESULTS
PAGE 4


ANDREA ELECTRONICS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                                                                                               December 31,
                                                                                                               ------------

                                                                                                           2003             2002
                                                                                                          ------           ------

                                              ASSETS
                                              ------

Current assets:
      Cash and cash equivalents                                                                      $    1,725,041   $   3,307,437
      Accounts receivable, net of allowance for doubtful accounts of $56,697 and $70,831,
         respectively                                                                                       611,422         412,849
      Note receivable                                                                                       354,986            -
      Inventories, net                                                                                    1,301,791       2,222,450
      Prepaid expenses and other current assets                                                             181,018         309,705
      Assets from discontinued operations                                                                      -          1,487,482
                                                                                                     --------------   -------------
            Total current assets                                                                          4,174,258       7,739,923

Property and equipment, net                                                                                 219,182         543,572
Intangible assets, net                                                                                    4,805,630       8,208,638
Other assets, net                                                                                           268,090         282,582
                                                                                                     --------------   --------------
            Total assets                                                                             $    9,467,160   $  16,774,715
                                                                                                     ==============   ==============


                          LIABILITIES AND SHAREHOLDERS' (DEFICIT) EQUITY
                          ----------------------------------------------


Current liabilities:

      Trade accounts payable                                                                         $      731,092   $   1,023,353
      Current portion of long-term debt                                                                      16,527          21,056
      Accrued restructuring charges                                                                         238,391         364,577
      Deferred revenue                                                                                    1,666,680       1,666,680
      Other current liabilities                                                                           1,714,439       2,409,526
      Liabilities from discontinued operations                                                                 -            122,903
                                                                                                     --------------   --------------
            Total current liabilities                                                                     4,367,129       5,608,095
Long-term debt                                                                                                 -             16,572
Deferred revenue                                                                                            713,284       2,379,964
Other liabilities                                                                                           238,671         249,677
                                                                                                     --------------   --------------
            Total liabilities                                                                             5,319,084       8,254,308
                                                                                                     --------------   --------------

Series B Redeemable Convertible Preferred Stock, net, $.01 par value; authorized: 1,000 shares;
   issued and outstanding: 0 and 66 shares, respectively; liquidation value: $0 and $660,000,
   respectively                                                                                                -            645,091
                                                                                                     --------------   --------------

Series C Redeemable Convertible Preferred Stock, net, $.01 par value; authorized: 1,500 shares;
   issued and outstanding: 677 and 749 shares, respectively; liquidation value: $6,771,876 and
   $7,491,876, respectively                                                                               6,692,603       7,381,508
                                                                                                     --------------   --------------

Commitments and contingencies

Shareholders' (deficit) equity:
      Preferred stock, $.01 par value; authorized: 4,997,500 shares; none issued and outstanding               -               -
      Common stock, $.01 and $0.50 par value, respectively; authorized: 200,000,000 shares; issued
         and outstanding: 27,245,932 and 21,127,918 shares, respectively                                    272,459      10,563,959
      Additional paid-in capital                                                                         65,578,653      54,074,247
      Deferred stock compensation                                                                            (2,673)        (23,099)
      Accumulated deficit                                                                               (68,392,966)    (64,121,299)
                                                                                                        ------------  --------------
            Total shareholders' (deficit) equity                                                         (2,544,527)        493,808
                                                                                                     ---------------  --------------
            Total liabilities and shareholders' (deficit) equity                                     $    9,467,160   $  16,774,715
                                                                                                     ==============   ==============

AT ANDREA ELECTRONICS
---------------------
Corisa L. Guiffre, Chief Financial Officer

(631) 719-1800
(800) 707-5779